Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company Contact:

Christina W. Hagan

Chief Financial Officer

(800) 332-9766

www.dawson3d.com

Dawson Geophysical to Issue Fourth Quarter 2014 Results and

Hold Investor Conference Call

MIDLAND, Texas, November 4, 2014/PRNewswire-ChorusCall/ — — Dawson Geophysical Company (NASDAQ: DWSN—News) announced today that it plans to publicly release financial results for its fiscal 2014 year-end and the quarter ended September 30, 2014, the Company’s fourth quarter of fiscal 2014, before the market opens on Wednesday, November 12, 2014. An investor conference call to review the fourth quarter results will be held on Wednesday, November 12, 2014, at 9:00 a.m. Central Time.

Date:	Wednesday, November 12, 2014

Time:	10:00 AM ET 9:00 AM CT 8:00 AM MT 7:00 AM PT

Call:	(877) 300-8521 (US), (855) 669-9657 (Canada) and (412) 317-6026 (International)

Internet:	Live and rebroadcast over the internet, log onto http://www.dawson3d.com

Replay:	Available until Saturday, November 15, 2014, at (877) 870-5176 (US/Canada) and (858) 384-5517 (International), Passcode 10055897, and available for 30 days on the Company’s web site at http://www.dawson3d.com

Dawson Geophysical Company is a leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to, the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting our crews such as weather interruptions and inability to obtain land access rights of way, whether we enter into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to our customers, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2013. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Source: Dawson Geophysical Company